Exhibit 10.45

DATED THE 1st DAY OF OCTOBER 2009
__________________________

BIOPROCESSING TECHNOLOGY INSTITUTE,
BIOMEDICAL SCIENCES INSTITUTES

and

ES CELL INTERNATIONAL PTE LTD

SUBLEASE AGREEMENT

for

20 BIOPOLIS #05-05/06 CENTROS, SINGAPORE 138668

SUBLEASE AGREEMENT

THIS AGREEMENT is made the 1st day of October 2009

BETWEEN:-

1
BIOPROCESSING TECHNOLOGY INSTITUTE, BIOMEDICAL SCIENCES INSTITUTES (Co. Reg. No. 199702109N), a company incorporated in Singapore and having its registered office at 20 Biopolis Way #02-01 Centros, Singapore 138668 (hereinafter referred to as "the Landlord") and

2.
ES CELL INTERNATIONAL PTE LTD (Co. Reg. No. 200005647N), a company incorporated in Singapore and having its registered office at 60 Biopolis Street, #01-03 Genome, Singapore 138672 (hereinafter referred to as "the Tenant").

RECITALS

A.	Jurong Town Corporation ("JTC") has granted to the Landlord a tenancy of certain premises at Centros Building in Biopolis ("the JTC Lease").

B.
The Landlord has agreed, at the Tenant's request, to grant the Tenant a sub-tenancy of part of the Premises (being the Subleased Area (as defined herein)), upon the terms and conditions of this Agreement.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATIONS

In this Agreement, the following expressions shall have the following meanings:

Agreement	this Sub-lease Agreement

Biopolis
the estate developed by JTC on Government lot nos. 3087Tpt & 98702Mpt Mukim No. 3 including but not limited to the Carpark, compounds, grounds, gardens, bin centres, structures, other buildings and drains, cables and pipes above or below ground in the estate

Building	the Centros Building in Biopolis including but not limited to the common parts and other premises in the Building

Carpark	all parking lots, driveways, roads, ramps and loading bays, whether within or outside any building, in Biopolis

Commencement Date	1st November 2009

Furniture and Fittings	the furniture and fittings set out in Appendix 2

JTC's installations	the fixtures, fittings, structures, machinery, equipment for the chilled water, mechanical ventilation and deionised water systems, belonging to or otherwise installed on behalf of JTC

Landlord's Assets/Fittings	the equipment, facilities, furniture, fittings and other assets belonging to or otherwise installed by or on behalf of the Landlord including without limitation the Furniture and Fittings

Premises	the premises leased to the Landlord by JTC under the JTC Lease

Rent	S$8,300.00 [Eight Thousand Three Hundred Dollars Only] excluding GST, per month comprising:-

(a)	rental;

(b)	service charge;

(c)	the fee for the provision of Support Services and rental of Furniture and Fittings; and

(d)	supply of water and electricity to the Subleased Area.

Subleased Area	the area(s) within the Premises shown for the purpose of identification only edged in red on the plan annexed

Support Services	the Support Services specified in Appendix 1

Term	subject to clause 5(1), the period of twelve (12) months from the Commencement Date

2.	GRANT

(1)	Subject always to the terms of the JTC Lease and in consideration of the Rent and the terms and conditions hereinafter reserved and contained, the Landlord hereby agrees to:-

(a)	sub-let and the Tenant agrees to take the Subleased Area for the Term;

(b)	grant the Tenant the right to use for the Term:-

(i)	such common areas and facilities within the Premises as the Landlord may from time to time allow;

(ii)	such access ways which are necessary for obtaining access and egress to and from the Subleased Area: and

(iii)	the Furniture and Fittings listed in Appendix 2;

(c)	provide the Support Services on the terms and conditions specified therein;

the Tenant PAYING THEREFOR unto the Landlord the Rent in respect of the Subleased Area in advance and without deduction on the 1st of every month (and proportionately for any part of a month), the first of such payments of Rent to be paid on or before the signing of this Agreement or the delivery of possession of the Subleased Area to the Tenant, whichever shall be the earlier.

(2)	(a)
The Landlord shall be entitled to engage, hire, licence or sub-contract such person(s) as it considers necessary or desirable to enable it to fulfil its obligations under clauses 2(1)(b)(iii> and 2(1)(c) above.

(b)
Where any of the Support Services are provided by a sub-contractor, the Tenant shall comply with and shall procure that each of its employees, servants and agents will comply with any and all terms and conditions that may be imposed by such subcontractor provided that the Landlord shall give prior notice to the Tenant before the imposition of such terms and conditions. Where any of the terms and conditions are not acceptable to the Tenant, both parties agree to discuss and negotiate in good faith a resolution to the same within fourteen (14) days' notice by the Tenant failing which the Landlord shall have no further obligation to provide the affected Support Services to the Tenant.

(c)
The Tenant accepts and acknowledges that the Landlord makes no warranties, express or implied, in respect of any matter whatsoever in respect of the Support Services including the performance and/or provision of the same by any sub-contractor of the Landlord (where applicable).

(d)
The express terms of this Agreement are in lieu of all warranties, conditions, terms, undertakings and obligations implied by statute, common law, custom, trade usage, course of dealing or otherwise, ail of which are hereby excluded to the fullest extent permitted by law.

(3)	Exceptions and Reservations

BUT RESERVING unto JTC, the Landlord and all others to whom JTC or the Landlord has granted or may grant:

(a)	The easements, rights, wayleaves and privileges over, along and through the common passageways, landings and stairways within the Subleased Area (if any).

(b)	All other easements, ancillary rights and obligations as are or may be implied by the Land Titles Act.

(c)	The free and uninterrupted passage and running of telecommunication facilities from, through and to the Subleased Area.

(d)	The right of support and protection for the benefit of the other premises and all other parts of the Building as is now enjoyed from the Subleased Area.

(e)
The right to develop, redevelop, erect, alter or in any way deal with or use or let other parts of the Building or any other part of Biopolis in such manner as JTC or the Landlord shall deem fit notwithstanding that the access of light or air or any easement granted or appertaining to or enjoyed with the Subleased Area may be obstructed or interfered with or that the Tenant might otherwise be entitled to object.

3.	TENANT'S COVENANTS

The Tenant hereby covenants with the Landlord as follows:-

(1)	Rent

(a)	To pay the Rent on the days and in the manner aforesaid without any set-off demand or deduction whatsoever.

(b)
In the event that the rent payable by the Landlord to JTC is increased in accordance with the terms of the JTC Lease and/or JTC increases the amount of service charge payable under the JTC Lease, the Landlord shall be entitled to increase the Rent payable by the Tenant by giving to the Tenant written notice thereof and the revised Rent shall be payable from the date specified in the said notice.

(2)	Security Deposit

(a)
To pay a security deposit (the "Security Deposit") equivalent to one (1) month's Rent as security against any breach of the covenants, terms and conditions in this Agreement on or before the date of this Agreement.

(b)
The Security Deposit shall be maintained at the same sum throughout the Term and shall be repayable to the Tenant without interest or returned to the Tenant for cancellation within a reasonable time after the termination of the Term (by expiry or otherwise), subject to appropriate deductions or payment to the Landlord for damages or other sums due under the Agreement.

(c)
If the Rent is increased or any deductions are made from the Security Deposit, the Tenant shall immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to one (1) month's Rent.

(3)	Utilities

Unless otherwise agreed, charges for basic utilities (power and water) supplied to the Subleased Area (but not including charges for any installation, maintenance or repairs carried out in relation thereto) shall not be separately charged but shall be computed and charged together with the Rent payable under this Agreement.

(4)	Authorised use and approvals and clearances

(a)
To use the Subleased Area for the purpose of establishing BSL2 research laboratories for the purposes of undertaking research and development activities involving the culture, expansion and banking of IRB approved human embryonic stem cells and their differentiated progeny, such purposes to be within the confine of Business Park use (as defined by URA) only and for no other purpose whatsoever ('Authorised Use').

(b)
To apply for all relevant approvals and clearances from relevant governmental or statutory authorities as may be required for the Tenant's installation works in and operations on the Subleased Area, and not to commence its operations on the Subleased Area unless and until all such approvals and clearances have been obtained.

(5)	Systems Installations

Not to carry out any electrical or water systems installations or connection unless prior written approval has been granted by JTC, the Landlord and the relevant governmental or statutory authorities.

(6)	Infrastructure

(a)
Without prejudice to the generality of this clause, the Tenant shall not use any equipment, device, software or routine which interferes or may interfere with the operations of the Landlord's infrastructure or undermine the security or integrity of the Landlord's infrastructure (including the Landlord's computer systems or networks).

(b)	The Tenant shall not take any action which imposes an unreasonable or disproportionate load on the Landlord's infrastructure (including the Landlord's computer system or networks).

(c)
The Tenant shall take all necessary steps and precautions to ensure that its own computer systems do not cause computer viruses, system, server or connection failures, errors, omissions, interruptions or delays to the Landlord's IT Infrastructure.

(7)	Uniform external appearance

Not to alter in any way the external appearance of the Subleased Area including but not limited to the colour and type of all external parts such as doors, windows, grilles and walls.

(8)	Modifications

Not to do, permit or suffer to be done any of the following without JTC's and the Landlord's prior written consent:

(a)
installation of air-conditioning system, ventilation system, air exhaust system, fume hoods, electrical system, telecommunication equipment, plant, machinery, fixtures, fittings or other installations ("Tenant's installations") in the Subleased Area; and

(b)
alter, remove, disconnect, add or in any way hinder, interfere or tamper with fixtures, fittings and installations including the Tenant's Installations in the Subleased Area, including but not limited to any existing fire alarm and extinguishing system, ventilation system, air-conditioning system, chilled water supply system, walls or floor finishes (including any tilings), pipes, wirings, equipment, power and light points and outlets.

(9)           Power Surge and Vibration

(a)
Not to install or use any electrical, mechanical or telecommunication equipment, plant, machinery, fixtures, fittings, appliance or installations ("Equipment") that causes heavy power surge, high frequency voltage and current, noise, vibration or any electrical or mechanical interference or disturbance whatsoever which;

(i)	may prevent or prevents in any way the service or use of any communication system of JTC, the Landlord, other lessees, tenants or occupiers; or

(ii)
interrupts or interferes with in whatever manner the operation of equipment, plant, machinery, fixtures, fittings, appliances or installations of JTC, the Landlord, its agents or contractors, other lessees, tenants or occupiers all within Biopolis,

("Interference").

(b)	To allow the Landlord or any authorised person to inspect at all reasonable times, the Equipment in the Subleased Area to determine the source of the Interference.

(c)
To take suitable measures to eliminate or reduce the Interference to JTC's and the Landlord's satisfaction, if it is found by JTC or the Landlord or such authorised person that the Equipment is causing or contributing to the Interference.

(10)	Safety of Building

(a)	Not to do, permit or suffer to be done anything which affects the structure or safety of the Building.

(b)	Not to do, permit or suffer to be done nor omit to do anything which may delay or prevent the issuance of the Certificate of Statutory Completion in respect of the Building.

(11)	Thermal Insulation

Subject to clauses 3(8), 3(9) and 3(10) and JTC's and the Landlord's prior written consent, to provide thermal insulation to the floor, ceiling and the walls of the Premises and heat extract systems if the Tenant's activities results or may result in;

(a)	moisture condensation on the floors, ceilings or walls of adjoining premises or common parts of the Building; or

(b)	the generation of excessive heat or heat which causes or may cause undue discomfort to JTC, the Landlord and their lessees or tenants or the occupiers of any adjoining or neighbouring premises.

(12)	Loading

(a)	Not to place or cause or permit or suffer to be placed any article, machinery or load in excess of:-

(i)	7.5 kiloNewtons per square metre on the floor slab of all levels including basement (except the ground level and carparking areas) of the Building; and

(ii)	12.5 kiloNewtons per square metre on the ground level of the Building.

(b)	Not to place or allow to be placed in the lifts of the Building any article, machinery or load in excess of the maximum loading capacity of the lifts.

(c)	Not to place metal safes or heavy articles or equipment on the floor of the Subleased Area except in such positions and within such limits as may be advised by the Landlord, JTC or their architects.

PROVIDED THAT any such permitted load shall be evenly distributed.

(13)	Keep in good repair and condition

(a)
To keep the Subleased Area clean, tidy and in good repair and condition and to leave the same in a clean and tidy condition and free of the Tenant's furniture equipment goods and chattels upon the expiry or termination of the Term.

(b)
To maintain and keep in good repair and condition JTC's Installations and the Landlord's Assets/Fittings and shall allow access to such contractor/s as may be engaged by the Landlord and/or JTC from time to time on prior notice and at reasonable times during the day or night to carry out regular cleaning and maintenance in respect of the Landlord's Assets/Fittings and/or JTC's Installation.

(c)
To maintain and keep in good and tenantable repair and condition (fair wear and tear and damage by fire, storm, tempest, explosion, riot or other cause beyond the Tenant's control excepted, save where any insurance monies are irrecoverable by JTC and/or the Landlord by reason of any act, neglect or default of the Tenant):-

(i)
the interior of the Subleased Area, the flooring and internal plaster or other surface material of walls, soffit and ceilings, the doors, windows, glass shutters, locks fastenings, wiring fittings for light and other fixtures and fittings which are the property of JTC and/or the Landlord in and upon the Subleased Area; and

(ii)
the pipes, wires, conduits, fittings, equipment and apparatus, sumps, grease interceptors and sanitary installations whether in the floor, ceiling, walls, or any part of the Subleased Area which are physically accessible by the Tenant;

and to make good all damage occasioned to any of the aforementioned items or to the Subleased Area or to any other part of the Building through improper use or by the negligence of the Tenant or of any person for the time being in or using the Subleased Area.

(d)
To make good to the reasonable satisfaction of JTC and the Landlord any damage or breakage caused to the Subleased Area or to the Premises or to the Landlord's Assets/Fittings or JTC's Installations or other fixtures and fittings therein by bringing in or removal of the Tenant's goods or effects or resulting from any act or default of the Tenant or its employees or invitees.

(e)
If the Tenant shall fail to do any of its obligations herein contained, the Landlord shall be entitled (but shall not be under any obligation so to do) to engage a contractor to perform the same and the cost thereof shall be a debt due by the Tenant to the Landlord.

(14)	Responsibility for Damage

If the cause of any damage to Biopolis can be traced directly or indirectly back to the Tenant's activities, the Tenant shall at the Landlord's option either:

(a)
reinstate Biopolis to the reasonable satisfaction of the JTC and Landlord and within such time as the Landlord may stipulate and to bear its own costs, expenses and other charges (including without limitation reinstatement costs) for the reinstatement; or

(b)	pay for all proceedings, costs, expenses, claims, losses, damages, penalties and liabilities (including without limitation reinstatement costs) arising out of the above.

(15)	No hazardous objects, nuisance, annoyance

(a)
Not to place, permit or suffer to be placed any object, article or thing by any window or balcony or any part of the Subleased Area in a manner which in JTC's or the Landlord's opinion may cause or is likely to cause any damage or injury to any property or person.

(b)
Not to use or permit to be used the Subleased Area or common areas of the Premises for any unlawful purpose or for any purposes other than those for which they were constructed, and not to do or permit to be done any act or thing which may become a nuisance or annoyance or interfere with or cause damage or inconvenience to the business, quiet occupation or comfort of JTC, the Landlord or any other tenant or occupant of the Premises or the Building and in particular not to use the Subleased Area or permit the same to be used for cooking or preparation of food nor to permit or suffer anyone to sleep or reside therein but to use the Subleased Area only as BSL2 laboratories and for the purposes specified in clause 3(4).

(16)	Avoidance of Insurance Policy and Additional Premium

Not to do or permit to be done anything whereby the policy or policies of insurance against damage by fire on the Subleased Area as set out in the copy thereof provided to the Tenant or otherwise made known to the Tenant by the Landlord may become void or voidable or whereby the premium may be increased and to repay to JTC or the Landlord any sums paid by JTC or the Landlord (as the case may be) by way of increased premium and any expenses incurred by JTC or the Landlord or rendered necessary in or about any renewal of such policy or policies by reason of a breach or non-observance of this undertaking without prejudice to any other rights and remedies available to JTC or the Landlord.

(17)	No breach of JTC Lease

Not to do or permit or suffer any person exercising or purporting to exercise the rights accorded by this Agreement to do any act or thing on or in relation to the Subleased Area and/or the Premises which would or might cause:-

(a)
the Landlord to be in breach of the covenants on the lessee's part and conditions contained in the JTC Lease as set out in the copy thereof provided to the Tenant or otherwise made known to the Tenant by the Landlord; or

(b)	the Landlord or JTC to be in breach of the covenants on the lessee's part contained in the Head Lease made between the President of the Republic of Singapore and JTC; or

(c)	the Landlord or JTC to be in breach of any of the covenants, terms and conditions imposed on it by any sub-contractor;

but shall do or permit to be done any act or thing to comply with or to prevent a breach of any of such terms, covenants, conditions or stipulations with no liability on the part of JTC or the Landlord for any inconvenience, loss, damage, costs, expenses or compensation whatsoever in the event that JTC, the Landlord, their employees, servants or authorised agents with or without workmen, tools and equipment should enter upon the Premises or the Subleased Area to do any act or thing which JTC or the Landlord is entitled to do by virtue of the JTC Lease, this Agreement or of any laws, bye-laws, rules or regulations.

(18)	No explosive, dangerous, toxic matter

Not to use, load, unload, keep, store, generate or transport around or suffer or permit to be used, loaded, unloaded, kept, stored generated or transported around in the Subleased Area or the Premises or the Building, any liquid, goods, material or thing of an offensive, explosive, dangerous, biohazardous, radioactive, corrosive, toxic or combustible nature or otherwise a chemical hazard, without the prior written consent of the Landlord and the relevant authorities unless same is required in connection with the Authorised Use subject always to the requirements of the Authorities and compliance with the Law provided that the Tenant shall on demand provide to the Landlord a list of all such liquids, goods, material or things as aforementioned which the Tenant wishes to deal as aforesaid on the Subleased Area and/or the Premises and/or the Building and that the granting of the Landlord's consent may be subject to such covenants and stipulations as the Landlord may deem necessary.

(19)	Compliance with statutes, directives etc

(a)
To comply with all statutes, bye-laws, requirements, regulations and directives of any government or other competent authority in relation to the observance and the performance of the Tenant's obligations, the storage and use of chemicals and biological materials and the Tenant's activities on the Subleased Area and with all directions and regulations which may be issued from time to time by JTC, the Landlord or by any person authorised to do so on their behalf in relation thereto and for the management, safety, and cleanliness of the Subleased Area or Premises or for the preservation of good order therein or for the convenience of JTC, the Landlord or other occupants of the buildings on the Premises, adjacent buildings or other buildings in the vicinity.

(b)
In all respects to comply forthwith at the Tenant's expense with the provision of any act, ordinance, bye-laws and regulations and any other obligations imposed by law upon either JTC, the Landlord or the Tenant relating to Biopolis or in regard to the Subleased Area or the use or occupation thereof.

(c)
To observe and comply with and ensure observance and compliance with all rules, notices, regulations and stipulations which may, from time to time be made by JTC and /or the Landlord in respect of Biopolis and the Subleased Area respectively.

(d)
To comply with all restrictive covenants relating to Subleased Area or the Premises in the tenancy or at law as if they are also restrictive covenants relating to the Building or Biopolis, where the context so admits.

(e)
Within 5 days after receipt of any notice, order or direction or other thing from any competent authority likely to affect the Subleased Area to deliver to the Landlord a copy of such notice, order or direction or other thing.

(f)	To comply with manufacturer's instructions on use as may be informed by the Landlord from time to time in relation to the Support Services (including the use of the Equipment, Furniture and Fittings).

(g)
To indemnify JTC and the Landlord from and against all actions, proceedings, costs, expenses, claims and demands which may be brought, made or incurred against or by JTC and/or the Landlord in consequence of non-compliance of any of the obligations contained in this sub-Clause (19).

(20)	Fire, electrical and mechanical installations

(a)
To adopt and implement all precautions and comply with all recommendations and instructions of JTC and/or the Landlord as to fire, electrical and mechanical installations, biological materials, chemicals and waste and to observe such rules and regulations governing the Tenant's use of the Subleased Area and/or the Premises as JTC and/or the Landlord may make or amend from time to time. It shall be the Tenant's responsibility to keep itself abreast of and updated on JTC's prevailing rules and regulations and JTC's Subletting Terms and Conditions (defined in clause 3(21)(b)).

(b)	To adopt and implement every reasonable precaution against fire and to comply with all recommendations of JTC and/or the Landlord as to the fire precautions relating to the Subleased Area.

(21)	Compliance with JTC's terms and conditions

To comply with:-

(a)	the terms and conditions on the lessee's part in the JTC Lease as may be applicable to the Subleased Area (as shall be notified by JTC or the Landlord to the Tenant from time to time); and

(b)	JTC's Subletting Terms and Conditions as shall be applicable from time to time and set out in JTC's website or as may otherwise be notified by JTC; and

(c)	the following terms and conditions:-

(i)
The Tenant shall not carry out any research or development activities which in the reasonable opinion of JTC, the Landlord or in the opinion of any relevant governmental or statutory authority is objectionable, disreputable or hazardous to health.

(ii)
The Tenant shall at his own cost and expense and subject to the prior approval in writing of JTC, the Landlord and the relevant governmental and statutory authorities provide suitable and proper foundation for all machinery, equipment and installations in connection with the approved usage at the Subleased Area. Neither JTC nor the Landlord shall be liable for any loss, damage or inconvenience that the Tenant may suffer in connection with any defects caused to the ground/production floor slabs or apron slabs by overloading and any subsidence or cracking of the ground/production floor slabs, aprons, drains and driveways of the Subleased Area or from other defects inherent or otherwise in the Subleased Area.

(iii)
The Tenant shall indemnify and keep indemnified JTC, the Landlord, their employees, agents and servants against all proceedings, costs, expenses, claims, penalties and liabilities which arise out of or in relation to or by reason of the Landlord's consent to the sublease or in relation to or by reason of any failure or breach on the part of the Tenant to comply with this sub-clause (21).

(22)	Security of Tenant's documents

To be solely responsible for and to take all steps as may be appropriate to ensure the safety and security of all documents, chattels and other items brought by the Tenant to the Subleased Area including without limitation to keep such documents, chattels and other items under lock and key and accessible only to its authorized personnel and to take out all necessary insurances to provide against such risks as the Tenant may deem fit.

(23)	Security Cards

To reimburse the Landlord the cost of security cards for access to the Subleased Area and to be issued for the Tenant's use at such amount as the Landlord shall notify in writing, forthwith on demand.

(24)	Goods and Services Tax or Other Taxes

To pay the Goods and Services Tax or any other taxes or impositions by whatever name called (hereinafter collectively referred to as "the said taxes") levied or imposed on the Rent and such other monies as are required to be paid under this Agreement, from the commencement of the Term or from the date that the said taxes become payable by law, whichever is later. The Landlord shall not be liable to reimburse the Tenant for any amount of taxes or impositions paid by the Tenant under this Agreement.

(25)	Varnishing and Painting of Interior

To keep properly varnished and painted such parts of the Subleased Area as shall be varnished and painted at the commencement of the Term.

(26)	No Alterations or Additions

Not to make or permit to be made any alterations in or additions to the Subleased Area or any part thereof or to the Landlord's or JTC's fixtures, fittings and decorations therein and in particular not to add to or in any way interfere with the electrical wires, cables, switches, junctions or points or the pipes, taps or other apparatus installed in connection with the supply or use of electricity, water or telephone services in the Subleased Area or in the Premises without having first obtained the written consent of the Landlord therefor and on the Landlord giving such written consent (such consent not to be unreasonably withheld or delayed), to carry out at the Tenant's own expense such alterations or additions with such materials as shall be prescribed by the Landlord and using such contractor/s as shall have been approved by the Landlord and the Tenant shall at the Tenant's own expense obtain all necessary planning and any other consents pursuant to the provisions of any statute, rule, order, regulation or by-law applicable thereto and shall comply with the conditions thereof and upon the determination of the Term and unless otherwise required by the Landlord the Tenant shall restore the Subleased Area to their original state and condition (fair wear and tear excepted) at the expense of the Tenant.

(27)	Access to Subleased Area for inspection, laying wires, cables, repair

(a)
To permit the Landlord and/or JTC, their servants, agents and workmen with or without tools and equipment during the Term to enter upon the Subleased Area on prior notice and at reasonable times during the day or night to:-

(i)	view or examine the state and condition of the Subleased Area or the Premises including but not limited to all windows, doors, pipes, ducts, drains, shafts, cables and wires;

(ii)
lay and fix in and lead through such wires, cables and pipes as the Landlord or JTC (as the case may be) may from time to time require to be laid, fixed in or led through the Subleased Area for the general purposes of the Subleased Area or the Premises or the Building;

(iii)	repair, remove or replace the same or to attend to air-conditioning equipment;

(iv)
with all necessary materials to carry out any repairs or other works to or in connection with the Building or the Subleased Area which it or they may think fit, (including but not limited to installation, construction, testing, inspection, maintenance, protection, laying, removal or replacement of windows, doors, pipes, ducts, drains, shafts, cables, wires and other apparatus, installation or equipment) or do such things as may be required for any repairs, alterations or improvements to the Subleased Area or the Premises or the Building or any part thereof which cannot be conveniently accessed otherwise than from or through the Subleased Area;

(v)	verify, by photographs or other means, that the Tenant's obligations under the Agreement are observed and performed;

(vi)	carry out refurbishment and upgrading works in Biopolis;

(viii)	take inventories of equipment, plant, machinery, fixtures, fittings, appliances, installations, goods, materials and articles belonging to the Landlord and JTC.

AND if so required by the Landlord or JTC, to remove relocate or modify, temporarily or permanently, any equipment, plant, device, machinery, installation, fixtures, fittings, appliances, partitions, goods, materials and articles ("the installation") to facilitate the above or otherwise to improve the appearance or aesthetics of the Building.

b)	If the Landlord's or JTC's works under this clause 3(27) are to:

(i)	remedy or rectify the Tenant's breach of its obligations under this Tenancy, the Tenant shall bear the costs incurred for the removal of the installation; or

(ii)
facilitate the Landlord's or JTC's own works, the costs incurred for the removal of the installation shall be borne by the Landlord PROVIDED THAT the Landlord's prior written consent for the installation has been obtained under clause 3(8).

PROVIDED FURTHER THAT in a situation which in the Landlord's opinion is an emergency or exigency or where injury to life or damage to property is concerned, the authorised persons shall have the full right and liberty to enter the Premises immediately, with or without the Landlord's prior notice or Tenant's consent (except that the Tenant shall make known to the authorised persons the safety and security procedures so far as possible), to take such action as the Landlord in its reasonable discretion deems fit.

(c)
The Landlord or JTC may serve upon the Tenant notice in writing specifying any repairs reasonably considered by the Landlord necessary to be done or replacements necessary to be made to comply with the Tenant's undertakings herein contained and to require the Tenant to execute such repairs or make such replacements, and if the Tenant shall not within seven (7) days after the service of such notice proceed diligently with the execution of such repairs or the making of such replacements, it shall be lawful for the Landlord or JTC to enter upon the Subleased Area and execute such repairs or make such replacements and the cost thereof shall be a debt due from the Tenant to the Landlord or JTC (as the case may be) and be forthwith recoverable by action.

(d)
To cease activities to such extent and during such hours as the Landlord may reasonably specify by written notice to the Tenant for any maintenance or repair work to be executed by the Landlord and/or the authorised person.

(28)	No Storage of Goods and No Auctions

Not to use the Subleased Area for the storage of goods or merchandise nor to hold or suffer to be held any auction on the Subleased Area.

(29)	Use of Lifts and No Obstruction

(a)	Not to use the Sifts for the carriage of goods or merchandise other than at such times as may be permitted by arrangement with the Landlord.

(b)	Not to place, permit or suffer to be placed or erected any boxes, rubbish, object, article, obstacle, structure or thing in, on, along or across or obstruct or encumber;

(i)	the entrances, accesses, stairways, passageways, lobbies, toilets, pipes, drains and other common parts of Biopolis; and

(ii)	rights of way, easements and wayleaves (including without limitation those running to, within and from the Subleased Area) granted by the Landlord in favour of other parties.

(30)	Windows Heating and Cooling Devices

Not to open windows except for purposes of cleaning or repair nor to obstruct the ventilating ducts within the Subleased Area, and not to install in the Subleased Area except as may be agreed by the Landlord heating and cooling devices or other plant which by its nature may interfere with the normal operation of the air-conditioning system.

(31)	No Signboards, Placards or Posters

Not to affix paint or otherwise exhibit on the exterior of the Subleased Area or windows thereof or in any part of the Premises any nameplate, banner, signboard, advertisement, poster or flagstaff or wireless or television mast or to use the exterior wall of the Subleased Area for purposes of public announcement, except that the Tenant may in connection with his business display and maintain a signboard bearing the name and logo of the Tenant in such place or places only and not elsewhere and in such form and manner only as shall be approved by the Landlord and JTC.

(32)	No Assignment or Subletting

Not to assign sublet licence or otherwise part with or share the actual or legal possession or use of the Subleased Area or any part thereof for any term whatsoever unless with prior consent in writing of the Landlord, such consent not to be unreasonably withheld or delayed.

(33)	Disposal of Waste

(a)
Not to discharge, dump, leave or burn, nor cause or permit the discharging, dumping, leaving or burning of any waste and refuse ("such wastes") including but not limited to pollutants or contaminants, biohazardous, chemical hazard, radioactive or otherwise, into surface or other drains, watercourses, the Building, Biopolis or its surrounding but to make good and sufficient provision for and to ensure the expeditious, safe, proper and efficient disposal of such wastes to the requirements and satisfaction of JTC and the Landlord.

(b)
Without prejudice to the generality of sub-clause (a), to dispose of such wastes in compliance with the requirements of the relevant authorities and the reasonable requirements of JTC and the Landlord which requirements may include but not limited to the Tenant:

(i)
providing designated holding areas, pending disposal, within the Subleased Area or otherwise for such wastes and stipulating the frequency and timing for disposal of such wastes by the Tenant's contractors; and

(ii)	submitting written information and details of any waste liquid discharge for the consideration and clearance by the relevant authorities before such discharge.

(34)	District Cooling System

(a)	The Tenant shall:

(i)	obtain all primary chilled water requirements for the Subleased Area from the District Cooling System ("DCS") provided by JTC's contractors;

(ii)	if requested by JTC or the Landlord to designate an adequate area in the Subleased Area to place such part of the DCS; and

(iii)	not damage, break, replace, alter, remove, move, disconnect, tamper or interfere in any way whatsoever with the DCS or any part thereof.

(b)
Upon JTC's or the Landlord's prior written notice, the Tenant shall allow and permit, at all reasonable times, the DCS contractors, its agents, sub-contractors and all persons authorised by it or them (collectively "DCS contractors") a right to enter and work upon the Subleased Area, free of charge, for the purposes of constructing, connecting, installing, inspecting, testing, protecting, laying, removing, replacing, maintaining and refurbishing any chilled water pipes, pumps, valves, valve chambers, chillers, facilities, plants, heat exchanger, pumps, meeting station, control system and other fixtures and fittings in relation to or associated with the DCS, where applicable ("DCS actions or measures").

PROVIDED THAT in a situation of any emergency on exigency, the DCS contractors shall have a full right and liberty to enter the Premises immediately to take such necessary DCS actions or measures.

(35)	Animals

Unless such animals, insects or other living organisms ("Organisms") are required for purposes directly related to the Authorised Use (which use shall be subject always in compliance with law and consent of the relevant authorities and the prevailing rules and regulations of JTC and the Landlord), not to keep or allow to be kept any Organisms at the Subleased Area PROVIDED THAT:

(a)
the housekeeping and caretaking of Organisms permitted at the Subleased Area, including but not limited to maintaining proper holding, quarantine and isolation rooms, caging, washing and shower areas, food, bedding and equipment, storage and waste disposal system, shall comply with the law and the requirements of the relevant authorities and the prevailing rules and regulations of JTC and the Landlord;

(b)	the Tenant shall take all measures to avoid or prevent:

(i)	the escape of the Organisms; and

(ii)	the infusion of air from the Subleased Area,

into other areas of the Building.

(36)	Landlord to be indemnified

(a)
To indemnify and keep indemnified JTC and the Landlord from and against all claims, demands, actions, judgments, damages or expenses which JTC or the Landlord (as the case may be) may suffer or incur in connection with loss of life, personal injury or damage to property arising out of any occurrence in or upon the Subleased Area or out of the use of the Subleased Area by the Tenant or his employees or visitors.

(b)
To indemnify the Landlord and JTC and keep the Landlord and JTC indemnified against all losses claims demands actions proceedings damages costs or expenses or other liability arising in any way from this tenancy, any breach of any of the Tenant's undertaking contained in this Agreement or the exercise or purported exercise of any of the rights accorded by this Agreement.

(37)	Prospective Tenants

During the three (3) months immediately preceding the expiration of the Term [and unless any option to renew has been exercised], to allow at all reasonable times prospective tenants or occupiers to inspect the Subleased Area, and to allow the Landlord to exhibit in such position as the Landlord shall reasonably think fit a notice indicating that the Subleased Area are to become vacant.

(38)	Removal of Electrical Installations

To remove at or prior to the expiration or sooner determination of the Term, unless otherwise required by the Landlord, any electrical wiring, installations or fixtures, airconditioning ducts, conduits, water and other pipes, ceilings, partitions and flooring installed or fixed by the Tenant in, at or about the Subleased Area.

(39)	Subleased Area To Be Free of Pests, Pets or Animals

To take all reasonable precautions to keep the Subleased Area free of rodents, vermin, insects, pests, birds, pets and any other animals and if so required by the Landlord at the cost of the Tenant to employ from time to time or periodically pest exterminators approved by the Landlord.

(40)	Insurance

(a)
At all times throughout the Term, to effect and keep current a public liability insurance policy for the sum to be agreed between the parties and in default of agreement the sum of S$ 1,000,000 (Singapore Dollars one million) for each occurrence or such sum or sums as may be specified by the Landlord from time to time in respect of the Subleased Area and to pay all premiums, costs and disbursements in connection therewith within seven (7) days after the same shall become due and payable. The Tenant shall produce to the Landlord on demand the said policy as well as the receipts for payment of premium in respect thereof. All policies of insurance taken out in compliance with this sub-clause shall include a provision for waiver of subrogation against the Landlord.

(b)
The Tenant shall insure all of the Tenant's property in the Subleased Area for their full insurable value against all risks commonly insured against in respect of property of a similar nature including but not limited to fire risks. Additionally, whilst carrying out any renovation works the Tenant will take out appropriate public liability and contractors all risks policies. All such policies shall include a provision for waiver of subrogation against the Landlord.

(c)
At the Landlord's request, the Tenant shall cause the Landlord to be named as co-assured on all policies of insurance required to be taken out under this Agreement. The Tenant shall produce all insurance policies and receipts for payment of premiums thereunder, for the inspection of the Landlord on request..

(41)           Payment of Costs and Expenses for Consent

Where the Tenant applies to the Landlord for any consent hereunder to pay to JTC and the Landlord on an indemnity basis:-

(i)	all costs and expenses properly incurred by JTC in relation to that application, whether that application is granted, refused, offered, subject to any qualification or is withdrawn; and

(ii)	all costs and expenses of any professional advice obtained by JTC in relation to that application.

(42)	Change of Address and Shareholding

To notify the Landlord in writing of any change in the address or registered office (as the case may be), of the Tenant. Tenant being a company, shall give the Landlord ninety (90) days written notice if the Tenant intends to effect any substantia! change in its shareholding.. For the purposes of this sub-clause, the transfer of legal or beneficial ownership of more than fifteen per cent (15%) of the shares of a Tenant whether to one or more persons, shall be deemed to be a substantial change in the shareholding of the Tenant.

(43)	To Yield Up Possession

(a)
At the expiration or sooner determination of the Term peaceably and quietly to yield up the Subleased Area to the Landlord together with JTC's Installations, the Landlord's Assets/Fitting and other fixtures and fittings therein in good and tenantable repair and condition in accordance with the terms hereinbefore contained, and to make good at the expense of the Tenant any damage or defacement caused by the removal of the fixtures, fittings or other property belonging to the Tenant including the removal of any lettering or name plate and if the Tenant fails to make good such damage or defacement JTC or the Landlord may do so and the Tenant shall pay JTC or the Landlord (as the case may be) the cost thereof within seven (7) days of JTC or the Landlord (as the case may be) notifying the amount to the Tenant. In the event that the aforesaid repairs are carried out by JTC or the Landlord, the Tenant shall also pay the Landlord as liquidated damages for the period during which the aforesaid repairs were carried out, an amount equivalent to the Rent, if any, which the Landlord would have been entitled to receive from the Tenant for such period as though such period had been added to the said term.

(b)
At the expiration or sooner determination of the Term, the Tenant shall conduct a baseline study ("baseline study") to determine the presence and level of pollutants or contaminants, biohazardous, chemical hazard, radioactive or otherwise, in the Subleased Area. If the level of the pollutions or contaminants present as indicated in the baseline study exceeds that allowed by the Law then prevailing, or in the absence of applicable Law, the Dutch standard or such standard as the Landlord and the Tenant may agree, the Tenant shall carry out all necessary works to dispose, subject to clause 3(33), such pollutants or contaminants, and decontaminate and disinfect the Premises including without limitation the Landlord's fixtures and fittings, to the state and condition as allowed by the Law then prevailing, or in the absence of applicable Law, the Dutch standard or such standard as the Landlord and the Tenant may agree.

(c)
In the event that the disposal, decontamination, disinfection, removal, reinstatement and redecoration (if required) works ("works") by the Tenant or his agents continue after the Event, the Tenant shall be deemed to be the occupier of the Premises.

(d)	If the Tenant fails to observe or perform this clause, the Landlord may execute all or any part of the works and recover the costs and expenses from the Tenant as a debt.

(e)
The Tenant shall pay all Rent, tax and other amounts which the Landlord would have been entitled to recover from the Tenant had the period within which the works are effected by the Tenant or Landlord, as the case may be, been added to the Term.

(44)	Tenant's Property

(a)
If after the Tenant shall have vacated the Subleased Area on the expiry or sooner determination of the Term any property of the Tenant shall remain in or on the Subleased Area and the Tenant shall fail to remove them within fourteen (14) days after being requested in writing by JTC or the Landlord to do so:-

(i)
JTC or the Landlord may sell or dispose of such property and the Tenant shall indemnify the Landlord against any liability incurred by JTC or the Landlord (as the case may be) to any third party whose property shall have been sold or disposed of by JTC or the Landlord (as the case may be) as such property;

(ii)	in the event that JTC or the Landlord shall decide to sell such property:

(a)	JTC or the Landlord may sell or dispose of such property by auction or by private treaty to any person and at any price as JTC or the Landlord shall at its absolute discretion think fit; and

(b)	JTC or the Landlord may open or break open, without being liable for any damage caused thereby, any container, crate, carton or any other package containing such property;

(c)	the proceeds of any sale of such property {after deducting the costs of or incidental to such sale) shall be applied first in satisfaction of all sums due to JTC and the Landlord;

(d)
if JTC or the Landlord shall dispose of such property otherwise than by sale or in the event of a sale and the proceeds of sale shall be insufficient to satisfy in full any claim of JTC and/or the Landlord against the Tenant under this Agreement JTC and the Landlord shall be entitled to recover the costs of disposal or the deficit from the Tenant as a debt in any court of competent jurisdiction;

(e)
the Landlord shall inform the Tenant in writing of any excess proceeds of sale and the Tenant shall claim them within one (1) month of receiving the Landlord's notice as aforesaid, failing which the Landlord shall be entitled to retain the same absolutely;

(b)
the Tenant shall indemnify JTC and the Landlord against any damage occasioned to the Subleased Area and actions, claims, proceedings, costs, expenses and demands made against JTC and/or the Landlord caused by or related to the presence of other property in the Subleased Area.

4.
The Landlord hereby covenants that so long as the Tenant shall pay the Rent hereby reserved and shall perform and observe its obligations hereunder, the Tenant shall peaceably hold and enjoy the Subleased Area during the Term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

5.	PROVIDED ALWAYS AND IT IS HEREBY AGREED as follows:-

(1)	Right of Entry and Determination of Tenancy

(a)
If the Rent hereby reserved or any part thereof shall at any time be unpaid for fourteen (14) days after becoming payable (whether formally demanded or not) or if any term or undertaking on the Tenant's part herein contained shall not be performed or observed and if the Tenant shall have failed to rectify or remedy the same within fourteen (14) days after the period of time given in JTC's or the Landlord's notice informing the Tenant of the non-performance or observance and requiring it to be rectified or remedied or if the JTC lease is terminated for any reason whatsoever or if the Tenant for the time being shall cease, or threaten to cease to carry on business in Singapore or shall become bankrupt or go into liquidation (except for the purposes of amalgamation or reconstruction) or enter into any arrangement or composition for the benefit of the Tenants' creditors or if any distress or execution is levied on the Tenant's goods or a receiver is appointed in respect of any of the Tenant's assets or undertaking, then and in any one of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter the Subleased Area or any part thereof in the name of the whole and thereupon this tenancy shall absolutely cease and determine but without prejudice to any right of action which the Landlord may have against the Tenant in respect of any antecedent breach of any of the Tenant's covenants herein contained. A written notice given to the Tenant in accordance with the provisions of this Agreement stating that the Landlord is exercising the power of re-entry hereinbefore contained shall be full and sufficient exercise of such power.

(b)	If at any time before the expiry of the Term:

(i)	JTC gives to the Landlord a notice requiring that the sublease to the Tenant be terminated due to a breach of the JTC Lease; or

(ii)	JTC or Landlord becomes entitled to and re-enters the Premises or any part thereof in the name of the whole the sublease shall upon the termination or re-entry, absolutely determine without prejudice to any rights and remedies which may have accrued to either the Landlord or the Tenant, and without JTC or the Landlord being liable for any loss of peaceful or quiet possession or enjoyment of the Subleased Area, inconvenience, loss, damage, costs, expenses or compensation whatsoever that the Tenant may suffer in connection thereto.

(c)	(i)
In the event of any breach of any of the Tenant's obligation under this Agreement which the Tenant has failed to remedy within fourteen (14) days after JTC's or the Landlord's notice to the Tenant informing of such breach, JTC and/or the Landlord, in addition to their rights of forfeiture and any other rights and remedies shall have absolute discretion to:

(i)	repair, rectify or make good anything done or omitted to be done by the Tenant or perform any act which the Tenant is to perform under the Agreement and if necessary to;

(ii)
demolish, remove, relocate or modify and confiscate any equipment, plant, machinery, fixtures, fittings, appliances, installations, obstructions, partitions, goods, materials, articles or structures including but not limited to grilles, doors, gates, pipes or tilings erected, constructed or substituted by the Tenant in the Subleased Area or at the stairways, passageways or other common part of the Building;

(iii)	reinstate JTC's and/or the Landlord's fixtures or fittings with such materials as JTC or the Landlord (as the case may be) may elect; or

(iv)	carry out such other remedial measures as JTC or the Landlord thinks necessary.

(d)	Nothing in this clause shall be deemed to place on JTC or the Landlord an obligation to exercise the above rights.

(e)
For the purpose of enabling JTC and/or the Landlord to exercise the above rights, the Tenant shall grant to JTC and the Landlord, their employees, agents, constructors and all persons authorised by them ("the authorised persons") the right of entry with or without materials and appliances. The Tenant shall make known to the authorised persons all reasonable safety and security procedures applicable to the Tenant's employees, agents and invitees in respect of the Premises.

(f)	The Tenant shall pay to the Landlord:

(i)
the costs of all such works and materials used by JTC and/or the Landlord together with an administrative charge (which shall be equivalent to 15% of the said costs) and any other charge prescribed by the Landlord; and

(ii)
if the Tenant yields up the Subleased Area at the termination of the Term, by expiry or otherwise without reinstating it to the standard required under the Agreement, the sum equivalent to the Rent, tax or other sums which the Landlord would have been entitled to receive from the Tenant had the period within which such reinstatement works are effected by the Landlord been added to the Term, and the same shall be recoverable from the Tenant as a debt.

(g)
If the Landlord undertakes any work under the Tenancy or otherwise affecting the Premises, the Landlord may reinstate the Premises to the original state the Premises was in (fair wear and tear excepted) at the Commencement Date so far as possible.

(h)
Either party may terminate this Tenancy and this Agreement by giving the other not less than 30 days written notice. Upon termination of the Tenancy by the Tenant, the provisions of this clause 5(1) shall apply.

(2)	Interest on Arrears

Without prejudice to the Landlord's rights under Clause 5(1) above, the Tenant shall pay to the Landlord on demand, interest at the rate of twelve per cents (12%) per annum as well as after as before any judgement is obtained calculated on a daily basis for the late payment of any Rent, or any other monies due under this Agreement, from the date that the same is due up to the date payment in full is accepted by the Landlord, if the said monies remain unpaid for more than fourteen (14) days after the same are due (whether formally demanded or not).

(3)	Abatement of Rent in Case of Damage

If the Subleased Area or any part thereof shall be destroyed or damaged by fire or other risk against which JTC or the Landlord shall have insured, so as to be unfit for occupation and use then unless the insurance monies shall be wholly or partially irrecoverable by reason of any act or default of the Tenant the Rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease to be payable until the Subleased Area shall again be rendered fit for occupation and use. The Landlord shall not be bound or compelled to rebuild or reinstate the Subleased Area unless the Landlord in its discretion thinks fit, and shall, as soon as it is in a position to do so, inform the Tenant in writing as to whether it will rebuild and reinstate the Subleased Area, and in the event of the Landlord deciding not to rebuild or reinstate the Subleased Area then the Rent and other monies hereby reserved shall cease and determine from the happening of such destruction or damage as aforesaid and the Tenant shall peaceably and quietly surrender leave and yield up to the Landlord possession of the Subleased Area.

(4)	Exclusive of Liability

Neither JTC nor the Landlord shall be responsible or liable to the Tenant or to the Tenant's licensees servants, agents or other persons in the Subleased Area or calling upon the Tenant for any accidental happening or injury suffered (fatal or otherwise) damage to or loss of any chattel or property sustained on the Subleased Area or in the Building (as the case may be) and the Tenant shall absolve the Landlord and JTC from liability for and shall indemnify the Landlord and JTC against all claims, actions, proceedings and expenses in respect of such injury, damage and/or loss.

(5)	No Liability to Tenant

(a)
Notwithstanding anything herein contained and without prejudice to the generality of Clause 5(4) hereof, neither JTC nor the Landlord shall be liable to the Tenant, his employees, agents, servants, invitees or licensees nor shall the Tenant have any claim against either JTC or the Landlord in respect of:-

(i)
any interruption in any of the services hereinbefore mentioned by reason of Refurbishment Works (defined in clause 457)) damage or necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire, water, riot, act of God or other cause beyond JTC's and/or the Landlord's control or by reason of mechanical or other defect or breakdown including but not limited to breakdown in electricity, gas, chilled water and deionised water supplies, pumps, air-conditioning, the DCS and lifts or other inclement conditions or shortage of manpower, fuel, materials, electricity or water or by reason of labour disputes;

(ii)	any act, omission, default, misconduct or negligence of any watchman, attendant or other servant or employee, independent contractor or agent of the Landlord and/or JTC:-

(aa)	in or about the performance or purported performance of any duty relating to the provision of the said services or any of them; or

(bb)	in carrying out or purported carrying out of the Refurbishment Works; or

(cc)	the exercise or purported exercise of the Landlord's or JTC's right under clause 3(27),3(34)(b), 5(1)(c) and (d).

(iii)	any damage, injury or loss arising out of the leakage of the piping, wiring and/or sprinkler system in the Premises and/or the structure of the Premises and/or any defect in the Premises.

(b)
The Landlord shall not be liable to the Tenant or his servants, employees, agents, authorised persons or visitors, or any provider or other party for any loss, damage, cost or expense or any kind whatsoever and howsoever caused, whether arising under contract, tort (including without limitation negligence or otherwise), with respect to:-

(i)
any products, services or information supplied or provided by any service provider or its employees, agents, servants or independent contractors appointed or engaged by the Tenant (collectively "Service Provider");

(ii)	any act or omission, negligence, wilful default, misconduct or fraud of the Service Provider;

(iii)	any interruption, error, failure or delay in the services provided by the Service Provider; and

(iv)
any representation or the breach of any implied condition, warranty or other term or any duty at common law or under any statute or under any express term of this Agreement, for any loss, damages, costs, expenses or other claim for compensation which arises out of or in connection with this Agreement or which is in any way related to the Support Services, unless such loss, damage, cost, expense or claim for compensation is caused by the gross negligence or wilful breach by the Landlord of any term of this Agreement.

(c)
Without prejudice to sub-clause (b) above, the Landlord makes no representation or warranty, whether express or implied, as to the accuracy, timeliness, completeness, efficiency, suitability, merchantability, fitness for any particular purpose, satisfactory quality or compliance with description of any products, services or information provided by any Service Provider. Under no circumstance shall it be construed that the Landlord endorses, sponsors, certifies or is involved in the provision of such services, products or information and the Landlord shall not be liable in any way for any products obtained and/or purchased from or services rendered by any such Service Provider. The Tenant shall at all times rely on its own judgement and conduct its own investigations on and assessment of the Service Provider before making any decision to appoint or engage the Service Provider. The Tenant hereby warrants that no reliance has been placed by the Tenant on any statements made by the Landlord in relation to its appointment or engagement of the Service Provider.

(6)	To Indemnify Landlord and JTC

The Tenant shall indemnify and keep indemnified the Landlord and JTC in full from and/or against:-

(a)
all claims, demands, actions, suits, proceedings, orders, damages, costs, losses expenses of any nature whatsoever which the Landlord or JTC may suffer or incur in connection with loss of life, personal injury and/or damage to or loss of property arising from or out of any occurrence in, upon or at the Subleased Area or the use of the Subleased Area or any part thereof caused by the Tenant or by any of the Tenant's employees, independent contractors, agents, invitees or licensees; and

(b)
all losses, damages and costs incurred by the Landlord as a result of any loss or damage to any of the Furniture and Fittings, or any other machinery or equipment supplied or provided by the Landlord to the Tenant for the Tenant's use in connection with the performance of the Support Services;

all loss and damage to the Subleased Area and Premises or any part thereof and to all property therein caused directly or indirectly by the Tenant and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse or abuse of water, gas or electricity or faulty fittings or fixtures of the Tenant.

(7)	Refurbishment Work

(a)	The Tenant accepts the Subleased Area with full knowledge that refurbishment and upgrading works may be carried out in Biopolis ("Refurbishment Works") in the future.

(b)	The Tenant shall remove, relocate or modify, temporarily or permanently, every installation, fixture, fitting, device, equipment and article installed by the Tenant

("the Installations") as the Landlord may specify for the purpose of:

(i)	permitting JTC or the Landlord, their employees, agents or authorised persons to properly carry out the Refurbishment Works; or

(ii)	improving the appearance or aesthetics of the Building.

The costs incurred for the removal of the Installation shall be borne by JTC or the Landlord PROVIDED THAT JTC's and the Landlord's prior written consent for the Installation has been obtained under clause 3(8).

(8)	(a)	No Waiver

No waiver whether express or implied by either party of one breach default of non-observance or non-performance of any of the provisions in this Agreement contained or implied or failure or omission of either party to exercise any of its rights as under this Agreement or at law shall operate as a waiver of any continuing or subsequent breach of the same or of any other covenant, obligation or provision in this Agreement contained or implied nor shall it operate in any manner so as to default or affect in any way the rights of such party in respect of any such continuing or subsequent breach default or non-observance or non-performance. The acceptance by the Landlord of Rent hereby reserved or other sums shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach by the Tenant of any of his obligations hereunder. The Landlord shall be under no obligation to enforce or impose any covenants, conditions or terms against any lessees or tenants of any premises comprised in Biopolis.

(b)	Time and Other Indulgence

Any time or other indulgence granted by the Landlord under this Agreement shall be without prejudice to and shall not be taken as a waiver of any of the Landlord's rights under this Agreement nor shall it prejudice or in any way limit or affect any statutory rights, powers and remedies from time to time vested in or exercisable by the Landlord.

(9)	Option to Renew

If the Tenant shall be desirous of renewing the tenancy hereby created for a further term after the expiration of the said term and shall notify the Landlord in writing to that effect not less than three (3) months prior to such expiration date and shall pay the Rent hereby reserved and shall perform and observe the obligations and stipulations on the part of the Tenant herein undertaken to be performed up to the expiration of the Term and provided the term under the JTC Lease shall not have expired or if expired has been renewed, then the Landlord shall sub-let the Subleased Area to the Tenant for such further term, rent and on terms and conditions to be agreed.

(10)	Landlord's Right to Assign

The Tenant hereby expressly acknowledges and undertakes to the Landlord that where the Landlord assigns its rights and interest in, under or arising out of this Agreement (including the transfer of the deposit), the Tenant shall be deemed to have consented to such assignment and shall accept any assignee of the Landlord as his new landlord and shall upon the request of the Landlord forthwith release the Landlord from all its obligations under the provisions of this Agreement and in particular the obligations of the Landlord to refund the deposit hereunder. Where required by the Landlord, the Tenant shall at the expense of the Landlord execute any agreement or assignment made or to be made by the Landlord and its assignee, such agreement or assignment to be in the same terms and for the unexpired term of the tenancy hereby created.

(11)	Exclusion of Implied Terms

The provisions, terms and agreements herein cover and comprise the whole of the agreement between the parties hereto and the parties hereto expressly agree and declare that no further or other agreements, provisions or terms, whether in respect of the Subleased Area or otherwise shall be deemed to be implied herein or to arise between the parties hereto by way of collateral or other agreement by reason of any promise, representation, warranty or undertaking, given or made by either party hereto to the other on or prior to the execution hereof and the existence of any such implication or collateral or other agreement is hereby negatived.

(12)           Invalidity or Illegality

If any one or more of the provisions contained in this Agreement shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

(13)	Notices

(a)
Any notice required under this Agreement to be given to the Landlord shall be given in writing and shall be sufficiently served by sending it by registered post or local urgent mail to the office of the Landlord stated in this Agreement or such other office as the Landlord may from time to time notify the Tenant.

(b)
Any notice required under this Agreement to be given to the Tenant shall be given in writing and shall be sufficiently served by affixing the notice or leaving the notice for the Tenant at the Subleased Area. Alternatively at the Landlord's discretion, any notice required under this Agreement to be served on the Tenant shall be sufficiently served if it is sent by registered post or local urgent mail service addressed to the Tenant at the Subleased Area or its registered office and that notice shall be deemed to have been served forty-eight (48) hours after the time of posting.

(14)	Landlord's Legal Costs

The Tenant shall pay the stamp duty on this Agreement (and on its counterpart) and the Landlord's solicitors' reasonable costs and disbursements for or in connection with any notice of demand or in the enforcement of the terms of this Agreement on an indemnity basis.

(15)	Prior Consent

Wherever it is provided in the Agreement that the Tenant shall not do an act or thing without JTC's and/or the Landlord's prior written consent, JTC and/or the Landlord (as the case may be) may in their reasonable discretion:

(a)	refuse to grant consent (and endeavour to give reason for such refusal) and without refunding any administrative fee paid; or

(b)
if it grants consent, in addition to the terms and conditions expressly provided (if any) in the relevant clause, impose reasonable terms and conditions including but not limited to any payment of monies, fees or deposit to JTC and/or the Landlord (as the case may be), and the restrictions in Section 17 of the Conveyancing and Law of Property Act shall not apply.

(16)	Interpretation

In this Agreement where the context so admits:-

(a)	Words importing the singular number only include the plural number and vice versa;

(b)	Words importing the masculine gender only include the feminine and neuter gender as the case may be;

(c)	Words importing a person import also a firm or corporation; and

(d)
Where there are two or more persons included in the expression "the Tenant", all terms and conditions herein expressed to be agreed and accepted by the Tenant shall be deemed to be made by such persons jointly and severally.

(17)	Headings

Headings and sub-headings have been inserted for guidance only and shall not be deemed to define limit construe or describe the scope or intent of the clauses hereof and shall not be deemed to form any part of the context.

(18)	Contracts (Right of Third Parties) Act

Save for JTC who shall be entitled to enforce any benefit conferred on it under this Agreement directly, the parties do not intend that any term of this Agreement shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act or otherwise, by any persons who is not a party to this Agreement.

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by for and on behalf of the Landlord	) ) )	Prof Miranda Yap Executive Director Bioprocessing Technology Institute	/s/ Miranda Yap
)
in the presence of:-	) ) )	Foo Jong Yong Abdiel Manager, Research Administration Bioprocessing Technology Institute	/s/ Foo Jong Yong Abdiel

SIGNED by for and on behalf of the Tenant	) ) )	Dr. Bruce Davidson General Manager & CSO ES Cell International Pte Ltd.	/s/ Bruce Davidson
)
in the presence of:-	) ) )	Suzan Lourdes HR & Operations Manager ES Cell International Pte Ltd	/s/ Suzan Lourdes 2/10/09

APPENDIX 1

Support Services

A.	IT SERVICES

1.
The Landlord will provide the Tenant with access of up to twenty-one (21) of the Landlord's existing computer network ports (comprising of up to five (5) ports in the laboratory areas and up to sixteen (16) ports in the office areas) for the sole purpose of enabling the Tenant access to the internet.

2.
Other than the access to the Landlord's existing computer network ports as above, the Tenant shall be solely responsible for providing all hardware, software, or third party service providers including personal computers, printers, internet access Ethernet cards and such other hardware and software that may be required to enable the Tenant access to the internet at its own costs and expenses.

3.	For avoidance of doubt, the Tenant acknowledges that it will be solely responsible for and to conduct all necessary virus and security checks in relation to its hardware and software.

B.	TELEPHONE SERVICES

1.
The Landlord will provide the Tenant with access of up to nine (9) telephone points (comprising one (1) telephone point in the laboratory areas and up to eight (8) telephone points in the office areas).

2.
Other than the access to the existing telephone points as above, the Tenant shall be solely responsible for providing all telephones and such other hardware and equipment and third party service providers that may be required to enable the Tenant to set up a telephone system in the Subleased Area at its own costs and expense.

C.	PROVISION OF CLEANING SERVICES

1.	BTI will arrange for its cleaners to:

(i)	mop and/or sweep the floors of lab areas within the Subleased Area once every working day, typically between 6pm to 8pm;

(ii)	vacuum carpets in the office areas within the Subleased Area at least once a week;

(iii)	clear the trash paper bins in the office areas within the Subleased Area once every working day.

Provided always that ESI ensures that the Subleased Area remains accessible to BTI's cleaners (including BTI Sub-contractors where applicable). For avoidance of doubt, apart from the cleaning services specifically referred to above, BTI's cleaners will not be providing any other cleaning services (e.g. cleaning bench tops and cleaning any chemical spills).

APPENDIX 2

List of Furniture and Fittings

-	Lab benches: island with central shelves 4.6m x 1.5m: 2 nos.
-	Bench-sink, fixed 2.6m: 1 no.
-	Bench, loose lab: 3 nos.
-	Workstation with 2 nos. detachable trays: 1.5m x 1.5m: 4 nos.
-	Workstation with 2 nos. detachable trays & 1 no. overhung cabinet: 1.1m x 2m: 2 nos.
-	Stools, lab: 5 nos.
-	Chairs, office: 7 nos.
-	Tables, office: 1 nos.
-	Cabinet, tall lab: 1 no.
-	Cabinet-pedestal, low lab: 13 nos.
-	Cabinet, low office: 6 nos.
-	Pedestal, office: 7 nos.
-	Lighting: 18 nos. 4-foot doubles (lab 5-05); 7 nos. 4-foot doubles, 1 no. 2-foot doubles (office 5-05a)
-	Card access reader system: 2 nos. (doors to lab 5-05 and office 5-06)
-	Fire extinguisher: 1 no. (lab 5-05), 1 no. (office 5-05a)
-	Eye-wash: 1 no.
-	Safety shower: 1 no.
-	Telephone point: 1 no. (fab 5-05); 8 nos. (office 5-05a)
-	Computer network port: 5 nos.(lab 5-05); 16 nos. (office 5-05a)
-	Fume hood: 1 no. (lab 5-05)

ANNEX 1

ENTRANCE LOBBY TO BRIDGE
To Chromos
SKY BRIDGE 2
Waste Holding Room
BREAKOUT
LAN (A/C)
Biopreneur 4
To Helios
BREAKOUT/ COMMON CORRIDOR
To Matrix
SKY BRIDGE 4
Biopreneur 5
GOODS LIFT LOBBY
GOODS LIFT
LOBBY (A/C)
JTC SWITCH ROOM (M/V)
AHU (A/C)
AHU PLINTH
TENANT SWITCH ROOM (M/V)
Biopreneur 1
ext: 8846
Biopreneur 6
CORRIDOR
PUMP RM (A/C)
UTILITY 1
COLD ROOM (A/C)
Biopreneur 2
120m2
FEMALE
MALE
AHU
AHU PLINTH
Biopreneur 3
0
5
10m

5th STOREY LAYOUT PLAN